================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K




                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




          Date of Report (Date of earliest event reported): May 3, 2001




                    CHARLES E. SMITH RESIDENTIAL REALTY, INC.
         ---------------------------------------------------------------
                  (Exact name of registrant as specified in its
                                    charter)




            MARYLAND                      1-13174                54-1681655
--------------------------------------------------------------------------------
(State or other jurisdiction of      (Commission File         (I.R.S. Employer
 incorporation or organization)          Number)             Identification No.)




     2345 CRYSTAL DRIVE, CRYSTAL CITY, VIRGINIA                       22202
--------------------------------------------------------------------------------
      (Address of principal executive offices)                     (Zip Code)




       Registrant's telephone number, including area code: (703) 920-8500



--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



================================================================================

ITEM 5.  OTHER EVENTS.

        On May 3, 2001, Archstone Communities Trust, a Maryland real estate investment trust (which we also refer to as Archstone), New Garden Residential Trust, a Maryland real estate investment trust (which we also refer to as New Archstone), Smith L.P. and we entered into a merger agreement providing for a business combination among Archstone, New Archstone, Smith L.P. and us. Under the merger agreement, Archstone would be reorganized into an umbrella REIT structure. To accomplish this reorganization, through a series of transactions New Archstone would become a holding company of Archstone with the holders of preferred and common equity securities of Archstone receiving securities of New Archstone in the same number and of the same series as the securities of Archstone outstanding immediately prior to this first step in the merger transaction. Following this reorganization, Archstone would elect to be treated as a partnership for federal income tax purposes and all of New Archstone's properties, property interests, and business assets would be owned by, and its operations conducted through, Archstone. After the Archstone reorganization, the second step of the transaction contemplates both our merger with and into New Archstone and the merger of Smith L.P. with and into Archstone. Both New Archstone and Archstone would survive these mergers. Following our merger, New Archstone would be renamed "Archstone-Smith Trust."

         If the transactions contemplated by the merger agreement are completed:

         o each share of our common stock would be converted into 1.975 common shares of New Archstone (the 1.975 exchange ratio is fixed and not subject to adjustment);

         o our preferred stock would be converted into a corresponding series of preferred shares of New Archstone on a share-for-share basis;

         o partners of Smith L.P. would receive 1.975 shares of Archstone for each Smith L.P. common unit held (each Archstone common share so issued would be redeemable by the holder for cash or a common share of New Archstone, at the option of New Archstone); and

         o each of our outstanding options would be converted into a corresponding option of New Archstone, such number of options to be multiplied by 1.975 (rounded down to the nearest whole number) and the exercise price of such options to be divided by 1.975 (rounded up to the nearest whole cent), and each such option may be tendered for cash as next described.

         As soon as practicable and subject to applicable law, Archstone will offer to purchase, subject to consummation of the transactions contemplated by the merger agreement, all outstanding qualified or nonqualified options to purchase our common stock, and this offer to purchase will also be deemed to include the New Archstone options issued in substitution of our options pursuant to the merger. The amount to be paid for our options tendered would be cash equal to the product of (i) the excess, if any, of (A) $49.48 over (B) the exercise price of such option and (ii) the number of shares of our common stock subject thereto. If the holder of any of our options tenders his or her option prior to the end of the second business day following the effective time of the final merger, if consummated, then within seven business days Archstone would, subject to reduction for required withholding taxes, pay to each such tendering former holder of our options the purchase price thereof.

         The merger agreement includes customary representations, warranties and covenants for each of us, Smith L.P., Archstone and New Archstone. The transactions described above will require the approval of a majority of Archstone's outstanding common shares, two-thirds of the outstanding shares of our common stock, a majority in percentage interest of the limited partners of Smith L.P. not owned by us, and a majority in percentage interest of the limited partners of Smith L.P. (including those owned by us). The transaction also is subject to the receipt of regulatory approvals as well as other customary closing conditions.

         There can be no assurance that the merger with Archstone Communities Trust will be consummated.

         Attached hereto as Exhibits are (1) a letter of KPMG relating to the quarterly report on Form 10-Q of Archstone included in Exhibit 99.2
(Exhibit 15.1), (2) a consent letter of KPMG LLP with respect to its Independent Auditor's Report included in Exhibit 99.1 (Exhibit 23.1), (3) the annual report on Form 10-K of Archstone for the year ended December 31, 2000 filed by Archstone on March 9, 2001 (Exhibit 99.1), (4) the quarterly report on
Form 10-Q of Archstone for the quarter ended March 31, 2001 filed by Archstone on March 15, 2001 (Exhibit 99.2) and (5) Pro Forma Condensed
Combined Financial Statements (Unaudited) of Archstone-Smith Trust and the notes thereto (Exhibit 99.3).

         The following audited financial statements, including the accompanying notes, of Archstone are incorporated by reference from Archstone's annual report on Form 10-K referenced in Exhibit 99.1 hereto:

         o        Independent Auditors' Report

         o        Balance Sheets as of December 31, 2000 and 1999

         o Statements of Earnings for the years ended December 31, 2000, 1999 and 1998

         o Statements of Shareholders' Equity for the years ended December 31, 2000, 1999 and 1998

         o Statements of Cash Flows for the years ended December 31, 2000, 1999 and 1998

         o        Notes to Financial Statements

         o        Independent Auditors' Report on Financial Statement Schedule

         o Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2000

         o        Index to Exhibits

         The following financial statements, including the accompanying notes, of Archstone are incorporated by reference from Archstone's quarterly report on Form 10-Q referenced in Exhibit 99.2 hereto:

         o Condensed Balance Sheets as of March 31, 2001 (unaudited) and December 31, 2000

         o Condensed Statements of Earnings -Three months ended March 31, 2001 and 2000 (unaudited)

         o Condensed Statements of Shareholders' Equity - Three months ended March 31, 2001 (unaudited)

         o Condensed Statements of Cash Flows - Three months ended March 31, 2001 and 2000 (unaudited)

         o        Notes to Condensed Financial Statements (unaudited)

         o        Independent Accountants' Review Report

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)      Exhibits


Exhibit
Number     Exhibit Description
-------    -------------------
15.1       Letter of KPMG relating to Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 of Archstone Communities Trust filed on March 15, 2001

23.1       Consent of KPMG LLP

99.1       Annual Report on Form 10-K for the year ended December 31, 2000 of
           Archstone Communities Trust filed on March 9, 2001 (Incorporated by reference herein (File No. 1-10272))

99.2       Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 of
           Archstone Communities Trust filed on March 15, 2001 (Incorporated by reference herein (File No. 1-10272))

99.3       Pro Forma Condensed Combined Financial Statements (Unaudited) of
           Archstone-Smith Trust


                              ARCHSTONE-SMITH TRUST

           INDEX TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


Pro Forma Condensed Combined Balance Sheet as of March 31, 2001 (Unaudited)..........    F-3
Pro Forma Condensed Combined Statement of Earnings From Operations for the
   three months ended March 31, 2001 (Unaudited).....................................    F-4
Pro Forma Condensed Combined Statement of Earnings From Operations for the
   year ended December 31, 2000 (Unaudited) .........................................    F-5
Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)...............    F-6


                              ARCHSTONE-SMITH TRUST

                PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)

     The accompanying unaudited pro forma condensed combined financial statements set forth Archstone and Smith Residential as a combined entity, giving effect to the proposed merger as if it had occurred on the dates indicated below and after giving effect to certain pro forma adjustments. The accompanying unaudited pro forma condensed combined statements of earnings from operations for the three months ended March 31, 2001 and the year ended December 31, 2000 are presented as if the merger had been consummated on January 1, 2000. The accompanying unaudited pro forma condensed combined balance sheet is presented as if the merger had occurred on March 31, 2001. In the opinion of management, all material adjustments necessary to reflect the effects of the transaction and related assumptions have been made. The merger will be accounted for using the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16.

     The pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of Archstone and Smith Residential, as set forth in their respective quarterly reports on Form 10-Q for the three months ended March 31, 2001 and 2000 annual reports on Form 10-K all of which are incorporated by reference into this document. See "Where You Can Find More Information" beginning on page 150. The pro forma unaudited condensed combined financial statements are presented for informational purposes only and are not necessarily indicative of what the actual combined financial position or results of operations of Archstone and Smith Residential would have been for the periods presented, nor do they purport to represent the forecasted results of future periods.

                              ARCHSTONE-SMITH TRUST

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                 MARCH 31, 2001
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                      SMITH RESIDENTIAL
                                                         -----------------------------------------
                                                                                  PRO FORMA
                                                                       ---------------------------                       ARCHSTONE-
                                          ARCHSTONE                    PURCHASE PRICE     PURCHASE       MERGER            SMITH
                                         HISTORICAL(a)   HISTORICAL(a) ADJUSTMENTS(b)      VALUE(b)    ADJUSTMENTS       PRO FORMA
                                         -------------   ------------- --------------     ---------    -----------       ---------
                ASSETS
  -------------------------------------
Real estate............................   $4,679,978      $2,218,543    $ 1,186,662       $3,405,205     $     --      $ 8,085,183
Less accumulated depreciation..........      370,021         273,644       (273,644)             --            --          370,021
                                          ----------      ----------    -----------       ----------     ---------     -----------
                                           4,309,957       1,944,899      1,460,306 (c)    3,405,205           --        7,715,162
Investment in and advances to
 unconsolidated  property service
 businesses............................           --         111,863          1,858 (d)      113,721           --          113,721
Investment in and advances to
 unconsolidated real estate entities...      204,788          55,175            --            55,175           --          259,963
                                          ----------      ----------    -----------       ----------     ---------     -----------
        Net investments................    4,514,745       2,111,937      1,462,164        3,574,101           --        8,088,846
Cash and cash equivalents..............       18,672              --        (16,672)(e)      (16,672)          --            2,000
Restricted cash in tax-deferred
  exchange escrow .....................       98,236           1,492            --             1,492           --           99,728
Other assets...........................       91,731          57,357        (16,329)(f)       41,028           --          132,759
                                          ----------      ----------    -----------       ----------     ---------     -----------
        Total assets...................   $4,723,384      $2,170,786    $ 1,429,163       $3,599,949     $     --      $ 8,323,333
                                          ==========      ==========    ===========       ==========     =========     ===========
   LIABILITIES AND SHAREHOLDERS' EQUITY
  -------------------------------------
Liabilities:
  Unsecured credit facilities..........   $   13,390      $   41,000    $    51,845 (e)   $   92,845     $   1,500 (k)  $  107,735
  Long-term unsecured debt.............    1,391,607              --            --               --            --        1,391,607
  Mortgages payable....................      836,451       1,265,225         30,713 (g)    1,295,938           --        2,132,389
  Accounts payable, accrued expenses
    and other liabilities..............      120,732          55,241            --            55,241           --          175,973
                                          ----------      ----------    -----------       ----------     ---------     -----------
        Total liabilities..............    2,362,180       1,361,466         82,558        1,444,024         1,500       3,807,704
                                          ----------      ----------    -----------       ----------     ---------     -----------
Minority interest:
  Perpetual preferred units............       73,187              --            --               --            --           73,187
  Convertible operating partnership
     units ............................       20,150         235,419        457,462 (h)      692,881      (165,049)(l)     547,982
                                          ----------      ----------    -----------       ----------     ---------     -----------
        Total minority interest........       93,337         235,419        457,462          692,881      (165,049)        621,169
                                          ----------      ----------    -----------       ----------     ---------     -----------
Shareholders' equity:
  Convertible preferred shares.........       80,948         201,500         90,556 (m)      292,056       (90,556)(m)     282,448
  Cumulative redeemable preferred shares     204,205          50,000         (3,471)(m)       46,529         3,471 (m)     254,205
  Common Shares (120,863 historical $1.00
    par value per share; 165,694 pro
    forma $0.01 par value per share)...      120,863             226            222              448      (119,654)(n)       1,657
  Additional paid-in capital and other
    comprehensive income (loss)........    1,900,968         250,445        873,566 (j)    1,124,011        (1,500)(k)   3,395,267
                                                                                                           165,049 (l)
                                                                                                            90,556 (m)
                                                                                                            (3,471)(m)
                                                                                                           119,654 (n)
Distributions in excess of net earnings      (39,117)         71,730        (71,730)              --            --          (39,117)
                                          ----------      ----------    -----------       ----------     ---------     -----------
        Total shareholders' equity.....    2,267,867         573,901        889,143 (i)    1,463,044       163,549       3,894,460
                                          ----------      ----------    -----------       ----------     ---------     -----------
        Total liabilities and
           shareholders' equity........   $4,723,384      $2,170,786    $ 1,429,163       $3,599,949     $     --      $ 8,323,333
                                          ==========      ==========    ===========       ==========     =========     ===========



      See accompanying notes to pro forma combined condensed balance sheet.

                              ARCHSTONE-SMITH TRUST

       PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS FROM OPERATIONS

                        THREE MONTHS ENDED MARCH 31, 2001
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                                SMITH          PRO FORMA
                                                              ARCHSTONE       RESIDENTIAL        MERGER           ARCHSTONE-SMITH
                                                             HISTORICAL(o)   HISTORICAL(o)     ADJUSTMENTS             PRO FORMA
                                                             -------------   -------------     -----------             ---------

Revenues:
     Rental revenue.......................................     $ 171,098       $ 106,576         $      --              $ 277,674
     Income from unconsolidated real estate entities......           433           3,878                --                  4,311
     Other income.........................................         3,525             119                --                  3,644
                                                               ---------       ---------         ---------              ---------
                                                                 175,056         110,573                --                285,629
                                                               ---------       ---------         ---------              ---------

Expenses:
     Rental expenses......................................        39,324          36,450                --                 75,774
     Real estate taxes....................................        15,469           9,043                --                 24,512
     Depreciation on real estate investments..............        32,353          12,592             1,810 (p)             46,755
     Interest expense.....................................        34,646          21,992              (825)(q)             55,813
     General and administrative expenses..................         5,678           2,874                -- (r)              8,552
     Provision for possible loss on investments...........         9,409             772                --                 10,181
     Other expenses.......................................           577             210                23 (s)                810
                                                               ---------       ---------         ---------              ---------
                                                                 137,456          83,933             1,008                222,397
                                                               ---------       ---------         ---------              ---------
Earnings from operations..................................        37,600          26,640            (1,008)                63,232
Less:
     Minority interest--perpetual preferred units..........        1,567              --                --                  1,567
     Minority interest--convertible preferred units........           --             914                --                    914
     Minority interest--convertible operating
        partnership units.................................           389              --                --                    389
     Minority interest--redeemable operating
        partnership units.................................            --           7,624             3,773 (t)             11,397
Plus: gains on dispositions of depreciated
     real estate, net.....................................        35,051              --                --                 35,051
                                                               ---------       ---------         ---------              ---------
Net earnings from continuing operations...................        70,695          18,102            (4,781)                84,016
     Less: preferred share dividends......................         6,307           5,197                --                 11,504
                                                               ---------       ---------         ---------              ---------
Net earnings from continuing operations attributable to
   common shares--basic....................................    $  64,388       $  12,905         $  (4,781)             $  72,512
                                                               =========       =========         =========              =========
Weighted average common shares outstanding--
     basic(t).............................................       122,159                                                  166,429
                                                               ---------                                                  -------
Weighted average common shares outstanding--
     diluted(u)...........................................       127,901                                                  187,293
                                                               ---------                                                  -------
Net earnings from continuing operations per
   common share:
     Basic(u).............................................     $    0.53                                                 $   0.44
                                                               =========                                                 ========
     Diluted(u)...........................................     $    0.52                                                 $   0.43
                                                               =========                                                 ========


        See accompanying notes to pro forma condensed combined statements of earnings from operations.

                              ARCHSTONE-SMITH TRUST

       PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS FROM OPERATIONS

                          YEAR ENDED DECEMBER 31, 2000
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                                     SMITH           PRO FORMA
                                                                    ARCHSTONE       RESIDENTIAL        MERGER        ARCHSTONE-SMITH
                                                                   HISTORICAL(o)   HISTORICAL(o)     ADJUSTMENTS        PRO FORMA
                                                                   -------------   -------------     -----------     ---------------
Revenues:
     Rental revenues.............................................    $ 688,544       $ 383,233         $    --         $ 1,071,777
     Income from unconsolidated real estate entities.............        2,575          10,838              --              13,413
     Other income................................................       32,115             345              --              32,460
                                                                     ---------       ---------         -------         -----------
                                                                       723,234         394,416              --           1,117,650
                                                                     ---------       ---------         -------         -----------

Expenses:
     Rental expenses.............................................      166,800         113,786              --             280,586
     Real estate taxes...........................................       58,808          33,010              --              91,818
     Depreciation on real estate investments.....................      143,694          44,778          12,828 (p)         201,300
     Interest expense............................................      145,173          78,371          (3,529)(q)         220,015
     General and administrative expenses.........................       23,157          10,155              -- (r)          33,312
     Provision for possible loss on investments..................        5,200              --              --               5,200
     Other expenses..............................................        3,936           1,135              93               5,164
                                                                     ---------       ---------         -------         -----------
                                                                       546,768         281,235           9,392 (s)         837,395
                                                                     ---------       ---------         -------         -----------
Earnings from operations.........................................      176,466         113,181          (9,392)            280,255
Less:
     Minority interest--perpetual preferred units.................       5,915              --              --               5,915
     Minority interest--convertible preferred units...............          --           3,656              --               3,656
     Minority interest--convertible operating
        partnership units........................................        1,326              --              --               1,326
     Minority interest--redeemable operating partnership
        units....................................................           --          60,653          (9,241)(t)          51,412
Plus: gains on dispositions of depreciated real estate, net......       93,071          66,067              --             159,138
                                                                     ---------       ---------         -------         -----------
Net earnings from continuing operations before extraordinary
   items.........................................................      262,296         114,939            (151)            377,084
     Less: preferred share dividends.............................       25,340          20,247              --              45,587
                                                                     ---------       ---------         -------         -----------
Net earnings from continuing operations before extraordinary
   items attributable to common shares--basic.....................   $ 236,956       $  94,692         $  (151)        $   331,497
                                                                     =========       =========         =======         ===========
Weighted average common shares outstanding--basic(t)..............     131,874                                             174,006
                                                                     ---------                                         -----------
Weighted average common shares outstanding--diluted(u)............     137,730                                             194,747
                                                                     ---------                                         -----------
Net earnings from continuing operations before extraordinary items per common share:
     Basic(u)....................................................    $    1.80                                         $     1.91
                                                                     =========                                         ==========
     Diluted(u)..................................................    $    1.78                                         $     1.85
                                                                     =========                                         ==========



        See accompanying notes to pro forma condensed combined statements of earnings from operations.

                              ARCHSTONE-SMITH TRUST

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                                   (UNAUDITED)
            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND PERCENTAGES)

(a) Reflects condensed historical balance sheet as of March 31, 2001. Certain reclassifications have been made to Smith Residential's balance sheet to conform to Archstone's presentation.

(b) Represents adjustments to record the merger between Archstone and Smith Residential based upon the assumed purchase price of $3.6 billion and application of the purchase method of accounting. The merger acquisition cost was computed as follows:

     Assumption of Smith Residential's total liabilities............................................   $ 1,361,466
     Mark-to-market adjustment on Smith Residential's debt (see note (g))...........................        30,713
     Payment to Smith Residential stock option holders to redeem 1,851 Smith Residential stock options at the offer price of $49.48 each, less the weighted average exercise price of $34.56 per option assuming 50% of all option holders choose to accept the
        cash offer..................................................................................        27,617
     Merger-related transaction costs (see calculation below).......................................        24,228
                                                                                                       -----------
     Estimated fair value of liabilities incurred or assumed........................................     1,444,024
                                                                                                       -----------


     Estimated fair value of minority interest assumed (see note (h))...............................       692,881
                                                                                                       -----------

     Issuance of Archstone-Smith common shares (see note (i)).......................................     1,093,417
     Issuance of Archstone-Smith cumulative convertible redeemable preferred shares (see
        note (i))...................................................................................       292,056
     Issuance of Archstone-Smith cumulative redeemable preferred shares (see note (i))..............        46,529
     Valuation of Smith Residential stock options assuming 50% of all option holders
        choose not to accept the cash offer (see note (i))..........................................        31,042
                                                                                                       -----------
     Estimated fair value of equity issued..........................................................     1,463,044
                                                                                                       -----------

               Total merger acquisition cost........................................................   $ 3,599,949
                                                                                                       ===========

     The following is a calculation of estimated merger-related costs, including costs related to the concurrent reorganization of Archstone into an UPREIT structure:

     Investment advisory fees.......................................................................   $    16,250
     Mortgage assumption fees.......................................................................         7,931
     Employee termination costs.....................................................................        10,000
     Legal, accounting and other fees...............................................................         2,285
     Transfer taxes.................................................................................         4,434
                                                                                                       -----------
                                                                                                            40,900
     Less assumed amount funded with cash on hand...................................................       (16,672)
                                                                                                       -----------
     Estimated amount to be funded by incremental borrowings (see note (e)).........................   $    24,228
                                                                                                       ===========

(c) Represents the difference between the estimated fair value and historical carrying value of Smith Residential's real estate based upon the merger acquisition costs:

     Merger acquisition cost (see note (b)).........................................................   $ 3,599,949
     Adjusted for:
          Historical cost of Smith Residential's total assets.......................................    (2,170,786)
          Fair value adjustment related to property service businesses (see note (d))...............        (1,858)
          Elimination of deferred loan and lease costs (see note (f))...............................        16,329
          Assumed amount of cash on hand used to fund merger-related costs
             (see note (e)).........................................................................        16,672
                                                                                                       -----------
          Adjustment to record step-up in basis of real estate based on assumed purchase price .....   $ 1,460,306
                                                                                                       ===========

     The stepped-up basis indicated is less than the estimated fair value of Smith Residential's real estate assets. Management's fair value estimates were based on the application of estimated current market capitalization rates to each community's expected net operating income.

(d) Represents the difference between the estimated fair value of Smith Residential's property service businesses and the historical carrying value of those businesses based on the application of a current market multiple to each businesses' expected net earnings.

(e) Represents estimated borrowings on credit facilities to finance $24,228 of the $40,900 in merger-related costs, and the assumed $27,617 payment related to an offer to redeem 50% of the outstanding Smith Residential stock options for cash (see note (b)). The remaining $16,672 is assumed to be paid with cash on hand, leaving $2,000 of cash on hand. See note (k) for registration cost assumptions.

(f) Represents the elimination of Smith Residential's unamortized deferred loan and lease costs.

(g) Represents the adjustments necessary to reflect Smith Residential's mortgages payable at their estimated market values, using effective interest rates currently available for debt obligations with similar terms and features.

(h) Represents adjustment to reflect Smith Residential's minority interests at estimated fair value assuming a market value of $24.39 for each unit redeemable for an Archstone common share. The $24.39 share price is based on the average closing price of Archstone's common shares for the five day period ranging from two days prior to and two days after the merger agreement was announced.

     Issuance of 26,098 Archstone Class A-1 common units (redeemable for Archstone-Smith common shares) in exchange for 13,214 Smith Partnership Class A common units
        (redeemable for Smith Residential common shares) based on the 1.975:1 exchange
        ratio.....................................................................................   $ 636,522
     Issuance of 1,800 Archstone Series M cumulative redeemable preferred units (convertible into Archstone's Class A-1 common units at a 1.2824:1 conversion rate) in exchange for 1,800 Smith Residential Series H cumulative redeemable preferred units
        (convertible into Smith Residential common shares at a 0.65:1 conversion rate)............      56,359
                                                                                                     ---------
     Total Smith Residential minority interest at estimated fair value............................     692,881
     Less: Smith Residential's minority interest at historical cost...............................    (235,419)
                                                                                                     ---------
     Adjustment to reflect Smith Residential's minority interest at estimated fair value..........   $ 457,462
                                                                                                     =========

                              ARCHSTONE-SMITH TRUST

(i) Represents adjustments to record the exchange of Archstone-Smith shares for Smith Residential shares at fair value, assuming a market value of $24.39 for each Archstone-Smith common share.

     Issuance of 44,831 Archstone-Smith common shares in exchange for 22,699 shares of
        Smith Residential common stock based on the 1.975:1 exchange rate........................     $1,093,417
                                                                                                      ----------
     Issuance of 2,640 Archstone-Smith Series H cumulative convertible redeemable preferred shares (1.975:1 conversion rate) in exchange for 2,640 shares of Smith
        Residential Series A cumulative convertible redeemable preferred stock (1:1
        conversion rate).........................................................................        127,169
     Issuance of 685 Archstone-Smith Series J cumulative convertible redeemable preferred shares (1.975:1 conversion rate) in exchange for 685 shares of Smith Residential
        Series E cumulative convertible redeemable preferred stock (1:1 conversion rate).........         32,997
     Issuance of 667 Archstone-Smith Series K cumulative convertible redeemable preferred shares (1.975:1 conversion rate) in exchange for 667 shares of Smith Residential
        Series F cumulative convertible redeemable preferred stock (1:1 conversion rate).........         32,130
     Issuance of 641 Archstone-Smith Series L cumulative convertible redeemable preferred shares (1.975:1 conversion rate) in exchange for 641 shares of Smith Residential
        Series G cumulative convertible redeemable preferred stock (1:1 conversion rate).........         30,877
     Issuance of 2,200 Archstone-Smith Series M cumulative convertible redeemable preferred shares (1.2824:1 conversion rate) in exchange for 2,200 shares of Smith
        Residential Series H cumulative convertible redeemable preferred stock (0.65:1
        conversion rate).........................................................................         68,883
                                                                                                      ----------
          Total cumulative convertible redeemable preferred shares at estimated fair value.......        292,056
                                                                                                      ----------
     Issuance of 0.5 of one Archstone-Smith Series I cumulative redeemable preferred share in exchange for 0.5 of one share of Smith Residential Series C cumulative
        redeemable preferred stock (par value $100,000) at estimated fair value..................         46,529
                                                                                                      ----------
     Valuation of Smith Residential stock options assuming 50% of all option holders choose not to accept the cash offer. All Smith Residential options become fully vested as a result of the merger. 3,702 options x 50% x $16.77 (estimated value per option was
        determined using the Black-Scholes valuation model)......................................         31,042
                                                                                                      ----------
     Total estimated fair value of common and preferred shares issued to Smith Residential
        stockholders.............................................................................      1,463,044


     Less: Smith Residential's stockholders' equity at historical cost...........................       (573,901)
                                                                                                      ----------


     Adjustment to reflect Smith Residential's stockholders' equity at estimated fair value......     $  889,143
                                                                                                      ==========


(j) Represents the adjustments necessary to record additional paid-in capital at estimated fair value:

     Issuance of 44,831 Archstone-Smith common shares in exchange for 22,699 shares of
        Smith Residential common stock (see note (i))............................................     $1,093,417
     Less: par value of shares at $0.01 (44,831 x $0.01).........................................           (448)
                                                                                                      ----------

          Subtotal...............................................................................      1,092,696
     Valuation of Smith Residential stock options assuming 50% of all option holders choose
        not to accept the cash offer (see note (i))..............................................         31,042
     Less: Smith Residential's historical additional paid-in capital.............................       (250,445)
                                                                                                      ----------
     Adjustment to reflect Smith Residential's additional paid-in capital at estimated fair
        value....................................................................................     $  873,566
                                                                                                      ==========

(k) Represents the estimated merger registration costs of $1,500 and the related incremental borrowings needed to fund those costs.

                              ARCHSTONE-SMITH TRUST

(l) Represents adjustment to minority interest relating to convertible operating partnership units to reflect the merger as follows:

     Archstone historical common shareholders' equity and minority interest relating to
        convertible operating partnership units................................................    $2,002,864
     Smith Residential historical common stockholders' equity and minority interest relating
        to convertible operating partnership units.............................................       557,820
     Pro forma adjustments to common shareholders' equity and minority interest relating to
        convertible operating partnership units................................................     1,345,105
                                                                                                   ----------
          Total................................................................................     3,905,789
     Minority interest ownership percentage relating to redeemable Archstone Class A-1
        common units after the merger (see calculation below)..................................         14.03%
                                                                                                   ----------

     Minority interest ownership relating to redeemable Archstone Class A-1 common units
        after the merger.......................................................................       547,982
     Less: pro forma minority interest relating to redeemable Archstone Class A-1 common
        units prior to merger adjustment ($20,150 + $692,881)..................................      (713,031)
                                                                                                   ----------
     Adjustment to minority interest ownership of redeemable Archstone common units to
        reflect the merger.....................................................................    $ (165,049)
                                                                                                   ==========

     Calculation of pro forma minority interest ownership percentage:


                                                                                        AS OF MARCH 31, 2001
                                                                                        --------------------
                                                                                  SHARES      UNITS       TOTAL
                                                                                  ------      -----       -----
     Number of shares of Smith Residential common stock and Smith
        Partnership units outstanding..........................................    22,699     13,214      35,913
                                                                                  =======     ======     =======
     Historical ownership percentages..........................................     63.21%     36.79%        100%
                                                                                  =======     ======     =======
     Number of Archstone-Smith common shares and Archstone Class A-1 common units to be issued after assumed conversion at the exchange
        ratio of 1.975.........................................................    44,831     26,098      70,929
     Historical number of Archstone common shares and units
        outstanding............................................................   120,863        949     121,812
                                                                                  -------     ------     -------
     Pro forma number of Archstone-Smith common shares and units
        outstanding ...........................................................   165,694     27,047     192,741
                                                                                  =======     ======     =======
     Recomputed ownership percentage...........................................     85.97%     14.03%        100%
                                                                                  =======     ======     =======


(m) Represents the adjustment necessary to allocate the estimated market value in excess of the liquidation preference on Smith Residential's preferred stock to additional paid-in capital as follows:

                                                                                                             AMOUNT TO
                                                                         ESTIMATED                         BE ALLOCATED
                                                                       MARKET VALUE       LIQUIDATION      TO ADDITIONAL
           NEW PREFERRED SHARES SERIES (AFTER EXCHANGE)               (SEE NOTE (i))         VALUE        PAID-IN CAPITAL
-------------------------------------------------------------------   --------------      -----------     ---------------
     Archstone-Smith Series H cumulative convertible
        redeemable preferred shares................................      $127,169           $71,500            $55,669
     Archstone-Smith Series J cumulative convertible
        redeemable preferred shares................................        32,997            25,000              7,997
     Archstone-Smith Series K cumulative convertible
        redeemable preferred shares................................        32,130            25,000              7,130
     Archstone-Smith Series L cumulative convertible
        redeemable preferred shares................................        30,877            25,000              5,877
     Archstone-Smith Series M cumulative convertible
        redeemable preferred shares................................        68,883            55,000             13,883
                                                                         --------          --------            -------
          Subtotal.................................................       292,056           201,500             90,556
     Archstone-Smith Series I cumulative redeemable preferred
        shares.....................................................        46,529            50,000             (3,471)
                                                                         --------          --------            -------
          Total....................................................      $338,585          $251,500            $87,085
                                                                         ========          ========            =======

                              ARCHSTONE-SMITH TRUST

     Listed below is a combined summary of Archstone-Smith's preferred shares as of March 31, 2001. The preferred shareholders are entitled to receive, when and as authorized by Archstone-Smith, cumulative preferential cash distributions. Archstone-Smith may redeem the preferred shares at certain dates in whole or in part at a cash redemption price equal to the redemption preference plus all accrued unpaid dividends to the date fixed for redemption.

                                                QUARTERLY
                    LIQUIDATION                DISTRIBUTION                     ARCHSTONE-SMITH'S
                    PREFERENCE       BALANCE      AMOUNT     DISTRIBUTION      VOLUNTARY REDEMPTION
SERIES               PER SHARE    OUTSTANDING   PER SHARE     FREQUENCY                DATE (S)
------              -----------   -----------  ------------  ------------      --------------------
Series A (1)....     $  25.00        $80,948      $ 0.55      Quarterly       On or after 11/30/2003
Series B (2)....     $  25.00      $ 104,670      $ 0.56      Quarterly       N/A
Series C .......     $  25.00        $49,730      $ 0.54      Quarterly       On or after 08/20/2002
Series D .......     $  25.00        $49,805      $ 0.55      Quarterly       On or after 08/06/2004
Series H........     $  27.08        $71,500         (3)      Quarterly       On or after 05/15/2003
Series I........     $100,000        $50,000      $1,915      Quarterly       On or after 02/01/2028
Series J........     $  36.50        $25,000         (3)      Quarterly       On or after 07/13/2002
Series K........     $  37.50        $25,000         (4)      Quarterly       On or after 10/01/2004
Series L........     $  39.00        $25,000         (5)      Quarterly       On or after 11/05/2005
Series M........     $  25.00        $55,000         (3)      Quarterly       On or after 09/13/2004

-----------

          (1) The Series A preferred shares are convertible at any time, at the option of the holder, into a number of Archstone-Smith common shares obtained by dividing the aggregate liquidation preference by the conversion price of $18.561, which is equivalent to a conversion rate of 1.3469 common shares for each Archstone-Smith Series A preferred share.

          (2) The Series B preferred shares were called for redemption on May 7, 2001 at a price of $25.00 per share, plus $0.23125 in accrued and unpaid dividends, resulting in an aggregate cash payment of $105.6 million.

          (3) Cash distributions equal the greater of $2.02, $3.1025 and $2.03125 per year per share for Series H, J and M, respectively, or the dividend on the common shares into which these preferred shares are convertible.

          (4) Cash distributions equal to the greater of 8.25% of the $37.50 liquidation preference per year, equivalent to $3.09375 per year per share, through October 1, 2001, and 8.50% of the liquidation preference, equivalent to $3.1875 per year per share after October 1, 2001 or the dividend on the common shares into which a Series K preferred share is convertible.

          (5) Cash distributions equal to the greater of 8.25% of the $39.00 liquidation preference per year, equivalent to $3.2175 per year per share, through November 5, 2001, and 8.50% of the liquidation preference, equivalent to $3.315 per year per share after November 5, 2001 or the dividend on the common shares into which a Series L preferred share is convertible.

(n) Represents the adjustment necessary to record all Archstone-Smith common shares at par value of $0.01 per share (formerly $1.00 per share), as follows:

     Archstone's 120,863 common shares at $1.00 par value per share.............     $120,863
     Archstone-Smith's 120,863 common shares at $0.01 par value per share.......        1,209
                                                                                     --------
               Adjustment.......................................................     $119,654
                                                                                     ========


   Note that Smith Residential's common stock is already reflected at $0.01 par.

                              ARCHSTONE-SMITH TRUST

(o) Reflects condensed historical statement of earnings from continuing operations. Certain reclassifications have been made to Smith Residential's statement of earnings from operations to conform to Archstone's presentation.

(p) Represents estimated net increase in depreciation of real estate as a result of the step-up in basis to record Smith Residential's real estate at estimated fair value:


                                                                                               PROPERTIES
                                                                            BUILDINGS AND        UNDER
                                                               LAND         IMPROVEMENTS      CONSTRUCTION          TOTAL
                                                               ----         -------------     ------------          -----
     Estimated value based on assumed purchase
        price............................................    $996,972        $2,304,260         $ 103,973        $3,405,205
                                                                             ----------                          ----------
     Depreciable basis...................................         N/A        $2,304,260               N/A        $2,304,260
     Pro forma annual depreciation expense based on
        an estimated useful life of 40 years.............                    $   57,606                          $   57,606
     Less:   Historical depreciation expense for year
        ended December 31, 2000..........................                       (44,778)                            (44,778)
                                                                             ----------                          ----------
          Pro forma adjustment to depreciation
             expense.....................................                    $   12,828                          $   12,828
                                                                             ==========                          ==========

     Pro forma quarterly depreciation expense based
        on an estimated useful life of 40 years..........                    $   14,402                          $   14,402
     Less:   Historical depreciation expense for the
        three months ended March 31, 2001................                       (12,592)                            (12,592)
                                                                             ----------                          ----------

          Pro forma adjustment to depreciation
             expense.....................................                    $    1,810                          $    1,810
                                                                             ==========                          ==========



(q)  Represents the following pro forma interest expense adjustments:

                                                                                      THREE MONTHS      YEAR ENDED
                                                                                          ENDED        DECEMBER 31,
                                                                                     MARCH 31, 2001        2000
                                                                                     --------------    ------------
     Increase to interest expense:
          Cash needed to finance merger-related costs, including redemption of an assumed 50% of options and registration costs (see notes
             (e) and (k)).........................................................       $ 70,017       $ 70,017
          Less assumed utilization of cash on hand................................        (16,672)       (16,672)
                                                                                         --------       --------
          Assumed draws on unsecured credit facilities (see notes (e) and (k))....         53,345         53,345
          Assumed interest rate on unsecured credit facilities (LIBOR plus
             65 basis points at May 31, 2001).....................................           4.71%          4.71%
          Proration factor........................................................            0.25             1
                                                                                         --------       --------
               Subtotal increase to interest expense..............................             628         2,513
                                                                                         --------       --------
     Decreases to interest expense:
          Reversal of Smith Residential's historical loan cost amortization
             due to the elimination of deferred loan costs........................           (442)        (2,000)
          Amortization of $30.7 million mark-to-market adjustment made to
             Smith Residential's debt (see note (g))..............................         (1,011)        (4,042)
                                                                                         --------       --------
               Subtotal decreases to interest expense.............................         (1,453)        (6,042)
                                                                                         --------       --------
                    Net decrease in interest expense..............................       $   (825)      $ (3,529)
                                                                                         ========       ========

                              ARCHSTONE-SMITH TRUST

     At March 31, 2001, Archstone had no balance outstanding under its $580 million unsecured credit facility and $13.4 million outstanding under its $100 million short-term unsecured borrowing facility. Since the unsecured credit facility rate of 4.71% used in the above calculation fluctuates based on a spread over LIBOR, interest expense changes accordingly. If the interest rate on unsecured credit facilities increases or decreases by 12.5 basis points, the following adjustment would be made to interest expense:


                                                                                THREE MONTHS    YEAR ENDED
                                                                                    ENDED      DECEMBER 31,
                                                                               MARCH 31, 2001     2000
                                                                               --------------  ------------
     Adjustment to interest expense if interest rate increases 12.5 basis
        points.............................................................         $   17        $   67
                                                                                    ======        ======
     Adjustment to interest expense if interest rate decreases 12.5 basis
        points.............................................................        $   (17)       $  (67)
                                                                                   =======        ======


(r) Management has estimated that there will be a reduction of over 50% of Smith Residential's general and administrative expenses as a result of the merger on a pro forma basis for the quarter ended March 31, 2001 and the year ended December 31, 2000. The general and administrative expense savings have not been included in the pro forma condensed combined statements of earnings from operations as there can be no assurance that such costs savings will be realized.

(s) Represents estimated goodwill and goodwill amortization from Smith Residential's property service businesses:

     Property service businesses mark-up (see note (d)).........................................    $1,858
                                                                                                    ======
     Estimated annual goodwill amortization based on an amortization period of 20 years.........    $   93
                                                                                                    ======
     Estimated quarterly goodwill amortization based on an amortization period of 20 years......    $   23
                                                                                                    ======

(t) Represents adjustments for the recomputation of net earnings from continuing operations allocable to the redeemable operating partnership units. The recomputed percentage allocable to common shares and operating partnership units was calculated as follows:

                                                                    THREE MONTHS ENDED                      YEAR ENDED
                                                                       MARCH 31, 2001                   DECEMBER 31, 2000
                                                                    -------------------                 -----------------
                                                               SHARES      UNITS       TOTAL     SHARES      UNITS        TOTAL
                                                               ------      -----       -----     ------      -----        -----
     Weighted average number of shares of Smith Residential
       common stock and Smith Partnership units............     22,415     13,245      35,660      21,333     13,664      34,997
                                                              ========    =======    ========    ========    =======     =======
      Historical ownership percentages.....................      62.86%     37.14%        100%      60.96%     39.04%        100%
                                                              =========   =======    ========    ========    =======     =======
     Weighted average number of Archstone-Smith common
       shares and Archstone units to be issued after
       assumed conversion at the exchange ratio of 1.975...     44,270     26,158      70,428      42,132     26,987      69,119
     Weighted average number of Archstone common shares....    122,159         --     122,159     131,874         --     131,874
                                                              --------    --------   --------    --------    --------   --------
     Pro forma weighted average Archstone-Smith common
       shares and Archstone units outstanding..............    166,429     26,158     192,587     174,006     26,987    200,993
                                                              ========    =======    ========    ========    =======   ========
     Recomputed ownership percentage......................       86.42%     13.58%        100%      86.57%     13.43%       100%
                                                              ========    =======    ========    ========    =======   ========


                              ARCHSTONE-SMITH TRUST

        The recomputed minority interest income allocation was calculated as follows:

                                                                               THREE MONTHS
                                                                                  ENDED            YEAR ENDED
                                                                              MARCH 31, 2001    DECEMBER 31, 2000
                                                                              --------------    -----------------
     Pro forma net earnings from continuing operations attributable to
        common shares--basic..............................................       $  72,512         $  331,497
     Add back Smith Residential's historical minority interest--
        redeemable operating partnership units............................           7,624             60,653
     Add back pro forma adjustment to Smith Residential's historical
        minority interest--redeemable operating partnership units.........           3,773             (9,241)
                                                                                 ---------         ----------
     Pro forma net earnings from continuing operations before
        reallocation.....................................................           83,909            382,909
     Recomputed minority interest ownership percentage (see above).......            13.58%             13.43%
                                                                                 ---------         ----------
     Recomputed net earnings allocable to minority interest--
        redeemable Archstone common units ...............................          11,397              51,412
     Less: Smith Residential's historical minority interest--redeemable
        operating partnership units......................................          (7,624)            (60,653)
                                                                                 ---------         ----------

     Pro forma adjustment to minority interest--redeemable Archstone
        common units.....................................................        $  3,773          $  (9,241)
                                                                                 ========          =========


(u) A reconciliation of the numerator and denominator used to compute basic earnings per common share to the numerator and denominator used to compute diluted earnings per common share is as follows for the periods indicated:

                                                                                    ARCHSTONE   ARCHSTONE-SMITH
                     THREE MONTHS ENDED MARCH 31, 2001                              HISTORICAL      PRO FORMA
    -----------------------------------------------------------------------------   ----------  ---------------
     Net earnings from continuing operations attributable to
        common shares--basic.....................................................    $ 64,388       $  72,512
          Dividends on convertible preferred shares (1)..........................       1,790           5,998
          Minority interest--convertible preferred units.........................          --             914
          Minority interest--convertible operating partnership units (2).........         389             389
                                                                                     --------       ---------
     Net earnings from continuing operations attributable to
        common shares--diluted...................................................    $ 66,567       $  79,813
                                                                                     ========       =========
     Weighted average common shares outstanding--basic (see note (t))............     122,159         166,429

          Assumed conversion of convertible preferred shares (1)................        4,381          16,355
          Assumed conversion of convertible preferred units.....................           --           2,311
          Assumed conversion of convertible operating partnership units (2).....          949             949
          Assumed exercise of options...........................................          412           1,249
                                                                                     --------       ---------
     Weighted average common shares outstanding--diluted.........................     127,901         187,293
                                                                                     ========       =========
     Net earnings from continuing operations per common share:
          Basic.................................................................     $   0.53       $    0.44
                                                                                     ========       =========
          Diluted...............................................................     $   0.52       $    0.43
                                                                                     ========       =========

                              ARCHSTONE-SMITH TRUST

                                                                                    ARCHSTONE    ARCHSTONE-SMITH
                        YEAR ENDED DECEMBER 31, 2000                                HISTORICAL      PRO FORMA
     ----------------------------------------------------------------------------   ----------   ---------------
     Net earnings from continuing operations before extraordinary items
        attributable to common shares--basic.....................................     $236,956       $331,497
          Dividends on convertible preferred shares (1)..........................        7,254         23,546
          Minority interest--convertible preferred units.........................           --          3,656
          Minority interest--convertible operating partnership units (2).........        1,326          1,326
                                                                                      --------       --------
     Net earnings from continuing operations before extraordinary items
        attributable to common shares--diluted...................................     $245,536       $360,025
                                                                                      ========       ========

     Weighted average common shares outstanding--basic (see note (t))............      131,874        174,006
          Assumed conversion of convertible preferred shares (1)................         4,721         16,695
          Assumed conversion of convertible preferred units.....................            --          2,311
          Assumed conversion of convertible operating partnership units (2).....           876            876
          Assumed exercise of options...........................................           259            859
                                                                                      --------       --------
     Weighted average common shares outstanding--diluted.........................      137,730        194,747
                                                                                      ========       ========


     Netearnings from continuing operations before extraordinary items per common share:
          Basic.................................................................      $   1.80       $   1.91
                                                                                      ========       ========
          Diluted...............................................................      $   1.78       $   1.85
                                                                                      ========       ========

-------------
(1) Excludes the impact of potentially dilutive equity securities during the periods in which they are anti-dilutive.
(2) Excludes the impact of Smith Partnership's convertible operating partnership units which may be redeemed at the unitholders' sole discretion. Such redemption, at Archstone-Smith's election, may be made for cash or for common shares on a one-for-one basis, which does not have a dilutive effect.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CHARLES E. SMITH RESIDENTIAL
                                           REALTY, INC.


Date:  June 25, 2001                       By:  /s/ WESLEY D. MINAMI
                                                --------------------------------
                                                Name:   Wesley D. Minami
                                                Title:  President

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER      EXHIBIT DESCRIPTION                                             PAGE
-------     -------------------                                             ----
15.1        Letter of KPMG relating to Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 of Archstone Communities
            Trust filed on March 15, 2001

23.1        Consent of KPMG LLP

99.1        Annual Report on Form 10-K for the year ended December 31,
            2000 of Archstone Communities Trust filed on March 9, 2001
            (Incorporated by reference herein (File No. 1-10272))

99.2        Quarterly Report on Form 10-Q for the quarter ended March 31,
            2001 of Archstone Communities Trust filed on March 15, 2001
            (Incorporated by reference herein (File No. 1-10272))

99.3 Pro Forma Condensed Combined Financial Statements (Unaudited) of Archstone-Smith Trust
